EXHIBIT 31.3

Certification

I, Marcus G. Michael, certify that:

1.    I have reviewed this Amendment No. 1 on Form 10-K/A of SPX FLOW, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 4, 2022	/s/ MARCUS G. MICHAEL

President, Chief Executive Officer and Director